EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 7, 2006 accompanying the financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the annual report of Design Within Reach, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Design Within Reach, Inc. on Form S-8 (File No. 333-117190, effective July 7, 2004).

/s/ Grant Thornton LLP

San Francisco, California

April 7, 2006